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                                                                     EXHIBIT 4.1

THE TRANSFER OF THESE SHARES MAY BE SUBJECT TO RESTRICTION UNDER THE CORPORATION'S ARTICLES OF INCORPORATION, AS AMENDED. CONTACT THE CORPORATION FOR A COPY OF THE TRANSFER RESTRICTION.

1001            Incorporated under the laws of the State of Michigan

                            MUSLIM MEDIA NETWORK, INC.

                             TOTAL AUTHORIZED ISSUE                  [ILLEGIBLE]
                                 1,500,00 Shares
                                  COMMON STOCK

THIS IS TO CERTIFY THAT ________________________________________ IS THE OWNER OF

_____________________________________________________________ fully paid and non-assessable shares of the above Corporation transferables only on the books of the Corporation by the holders thereof in person or by a duly authorized Attorney upon surrender of the Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

Dated